                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                ---------------



                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 30, 1998
                                                        -------------------



                         BAY VIEW CAPITAL CORPORATION
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            (Exact name of registrant as specified in its charter)



    Delaware                        0-17901                      94-3078031
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(State or other             (Commission File Number)           (IRS Employer
jurisdiction of                                                Identification
incorporation)                                                       No.)



1840 Gateway Drive, San Mateo, California                             94404
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(Address of principal executive offices)                           (Zip Code)



       Registrant's telephone number, including area code (650) 573-7300
                                                          --------------




                                      N/A
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        (Former name or former address, if changed since last report.)


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Item 5.  Other Events.
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         On January 2, 1998, Bay View Capital Corporation ("Bay View") completed its acquisition of America First Eureka Holdings, Inc. ("AFEH") and AFEH's wholly owned subsidiary, EurekaBank, A Federal Savings Bank (the "Merger"). Under the terms of the definitive agreement, America First Financial Fund 1987-A Limited Partnership, the sole shareholder of
         AFEH, received shares of Bay View common stock valued at approximately $210 million and $90 million in cash.

         Attached as Exhibit 99.1 hereto are the consolidated financial statements of AFEH prepared in accordance with Rule 3.05 of Regulation S-X of the Securities and Exchange Commission. Attached as
         Exhibit 99.2 hereto is the pro forma financial information regarding the Merger of the Company and AFEH prepared in accordance with Article 11 of Regulation S-X of the Securities and Exchange Commission.

Item 7.  Financial Statements and Exhibits.
         ---------------------------------

         (c)    Exhibits

         23     Consent of Independent Accountants

         99.1 Consolidated Financial Statements of America First Eureka Holdings, Inc.

         99.2   Unaudited Pro Forma Condensed Combined Financial Information
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                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   BAY VIEW CAPITAL CORPORATION



Date: September 30, 1998           By: /s/David A. Heaberlin
                                       -----------------------------
                                       David A. Heaberlin
                                       Executive Vice President and
                                        Chief Financial Officer

                                       3

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                                 EXHIBIT INDEX




EXHIBIT
NUMBER                          DESCRIPTION
------                          -----------

23                  Consent of Independent Accountants

99.1                Consolidated Financial Statements of America First Eureka
                    Holdings, Inc.

99.2                Unaudited Pro Forma Condensed Combined Financial Information